EXHIBIT 10.5

April 25, 2022

Bellevue Life Sciences Acquisition Corp.

10900 NE 4th Street, Suite 2300

Bellevue, WA 98004

Ladies and Gentlemen:

Bellevue Life Sciences Acquisition Corp. (the “Company”), a blank check company formed for the purpose of acquiring one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”), pursuant to a registration statement on Form S-1 (“Registration Statement”).

The undersigned, Bellevue Global Life Sciences Investors, LLC (the “Sponsor”), hereby commits that it will purchase 390,000 units of the Company (“Placement Units”) upon the consummation of the IPO, each Placement Unit consisting of one share of common stock of the Company, $0.0001 par value (the “Common Stock”), and one warrant entitling the holder to purchase one share of Common Stock at a price of $11.50 per share, at $10.00 per Placement Unit, for a purchase price of $3,900,000 (the “Placement Unit Purchase Price”). The Placement Unit Purchase Price will be paid by Sponsor in the form of $3,400,000 in cash and the cancellation of promissory notes issued by the Company to Sponsor in the aggregate principal amount of $500,000.

At least twenty-four (24) hours prior to the pricing of the IPO, the Sponsor will cause the Purchase Price to be delivered to a third-party acceptable to the Company and Sponsor (the “Custodian”) to be held in an escrow account acceptable to Chardan Capital Markets LLC (the “Underwriter”).

The consummation of the purchase and issuance of the Placement Units shall occur simultaneously with the consummation of the IPO. Simultaneously with or prior to the consummation of the IPO, the Company and the Underwriter shall instruct the Custodian to deposit a portion of the Placement Unit Purchase Price into the trust account as described in the Registration Statement (the “Trust Account”).

The Placement Units will be identical to the units to be sold by the Company in the IPO. Additionally, the Sponsor agrees:

•	to vote the shares of Common Stock included in the Placement Units in favor of any proposed Business Combination;

•

not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) that would affect the substance or timing of the Company’s obligation to redeem 100% of the Company’s shares of Common Stock sold in the IPO if the Company does not complete an initial Business Combination within twelve (12) months from the closing of the IPO (or any extended period approved by the stockholders of the Company, as applicable), unless the Company provides the holders of shares of Common Stock underlying the units sold in the IPO with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount of the Trust Account, including interest earned on Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes, divided by the number of then outstanding shares of Common Stock underlying the units sold in the IPO;

•

not to convert any shares of Common Stock included in the Placement Units into the right to receive cash from the Trust Account in connection with a stockholder vote to approve either a Business Combination or an amendment to the provisions of the Certificate of Incorporation, and not to tender any shares of Common Stock included in the Placement Units in connection with a tender offer conducted prior to the closing of a Business Combination;

•

that the undersigned will not participate in any liquidation distribution with respect to the Placement Units or any underlying securities (but will participate in liquidation distributions with respect to any units or shares of Common Stock purchased by the undersigned in the IPO or in the open market) if the Company fails to consummate a Business Combination;

•

that the Placement Units and underlying securities will not be transferable until thirty-six (36) months after the consummation of a Business Combination except (i) to the Company’s pre-IPO stockholders, or to the

Company’s officers, directors, advisors and employees, (ii) transfers to the Sponsor’s affiliates, including BCM Europe AG, or its members, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) by private sales made in connection with the consummation of a Business Combination at prices no greater than the price at which the Placement Units were originally purchased hereunder or (vii) to the Company for cancellation in connection with the consummation of a Business Combination, in each case (except for clause vii) where the transferee agrees to the terms of the transfer restrictions;

•

The lock-up provisions set forth above will expire with respect to 50% of the Placement Units and underlying securities in the event that the closing price of the Common Stock exceeds $12.50 for any 20 trading days within a 30-day trading day period following the consummation of the initial Business Combination; and

•

the Placement Units will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO in order to consummate the IPO, each of which will be set forth in the Registration Statement.

The Sponsor acknowledges and agrees that any transferee of the Placement Units will execute agreements in form and substance typical for transactions of this nature necessary to effectuate the foregoing agreements and obligations prior to the consummation of the transfer as are reasonably acceptable to the Company and the Sponsor, including but not limited to an insider letter.

The Sponsor hereby represents and warrants that:

(a)	it has been advised that the Placement Units have not been registered under the Securities Act;

(b)	it will be acquiring the Placement Units for its account for investment purposes only;

(c)	it has no present intention of selling or otherwise disposing of the Placement Units in violation of the securities laws of the United States;

(d)	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

(e)

it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

(f)	it is familiar with the proposed business, management, financial condition and affairs of the Company;

(g)	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and

(h)	this letter constitutes its legal, valid and binding obligation, and is enforceable against it.

[Signature Page Follows]

This letter agreement shall be governed by and interpreted in accordance with the law of the state of Delaware. This letter agreement constitutes the entire agreement between the Sponsor and the Company with respect to the purchase of the Placement Units, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the same.

Very truly yours,

BELLEVUE GLOBAL LIFE SCIENCES INVESTORS, LLC
By:	Bellevue Capital Management LLC, Its Manager

/s/ Kuk Hyoun Hwang
Name:	Kuk Hyoun Hwang
Title:

ACCEPTED AND AGREED:

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

/s/ Kuk Hyoun Hwang
Name:	Kuk Hyoun Hwang
Title:	Chief Executive Officer